Exhibit 99.1
Contact:
Rob Seim	Omnicell, Inc.
Vice President of	1201 Charleston Road
Finance and CFO	Mountain View, CA 94043
800-850-6664, ext. 6478
robs@omnicell.com

For Immediate Release

Omnicell announces adjustments to previously reported
2006 Financial Results

MOUNTAIN VIEW, Calif. — March 23, 2007 — Omnicell, Inc. (NASDAQ: OMCL), a leading provider of patient safety technology, today announced amended results for the year ended Dec. 31, 2006.  During the course of the year end audit, Omnicell detected an accounting error that understated revenue associated with interest on retained customer leases in each of the four quarters of 2006.  After correcting for the error, revenue and net income have increased from prior reported results.

GAAP results:  For the year ended Dec. 31, 2006, revenue was $154.7 million, $1.6 million higher than previously reported.  Net income was $10.4 million, or $0.36 fully diluted per share, an increase of $1.1 million or $0.04 fully diluted per share as compared to previously reported.

Non-GAAP results: Excluding the impact of recording $8.1 million in share-based compensation expenses related to SFAS No. 123(R), non-GAAP net income was $18.5 million for the year ended Dec. 31, 2006, or $0.64 per fully diluted share, an increase of $1.2 million or $0.04 fully diluted per share higher than previously reported.   Non-GAAP results, as presented in the attached consolidated statements, exclude certain expenses for the applicable periods.

Omnicell CFO Rob Seim commented, “We detected a procedural error in our accounting for in-house leases during our financial close process which demonstrated that we had understated our results during 2006, but the overall momentum of our business is unchanged.  We enter 2007 with a historical trend of strong revenue growth, healthy product backlog, and a team well-positioned to meet growing customer demand for our solutions.”

Complete information regarding Omnicell’s 2006 results is available on form 10K filed with the SEC today, March 23, 2007.

Financial Results Conference Call Details

Management will discuss adjustments to the financial results for 2006 on Monday, March 26, 2007 at 1:30 p.m. PT via conference call. Investors and analysts may listen to this conference call by logging on to www.omnicell.com or by dialing 800-696-5518 — toll-free (domestic) or 706-758-4883 — direct-dial (international) approximately 10 minutes prior to the scheduled start. A replay of the call will be available from 2:30 p.m. PT on March 26, 2007 through 9:59 p.m. PT on April 5, 2007. Dialing 800-642-1687 — toll-free (domestic) or 706-645-9291 — direct-dial (international) and entering pass code 3029784 for both numbers will access the call replay. On the conference call, management will be discussing certain additional financial and statistical information. That information can be located on the “Investor Relations” page of Omnicell’s Web site at www.omnicell.com.

About Omnicell

Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of systems and software solutions targeting patient safety and operational efficiency in healthcare facilities. Since 1992, Omnicell has worked to enhance patient safety and allow clinicians to spend more time with their patients.

Omnicell’s medication-use product line includes solutions for the central pharmacy, nursing unit, operating room, and patient bedside. Solutions range from large central pharmacy “smart inventory” carousels to small handheld devices. From the point at which a medication arrives at the receiving dock to the time it is administered, Omnicell systems store it, package it, bar code it, order it, issue it, and provide information and controls on its use and reorder.

Our supply product lines provide a healthcare institution with fast, effective control of costs, capture of charges for payer reimbursement, and timely reorder of supplies. Products range from high-security closed-cabinet systems and software to open-shelf and combination solutions in the nursing unit, cath lab and operating room.

Omnicell’s mission is to provide the best customer experience in healthcare, helping hospitals reduce medication errors, operate more efficiently, and decrease costs. For more information, visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission filings and include, without limitation, the continued growth and acceptance of our products and services and the continued growth of the clinical automation and workflow automation market generally, the potential of increasing competition, the ability of the company to achieve profitability in the next few quarters, grow product backlog, retain key personnel, cut expenses, develop new products and integrate acquired products or intellectual property in a timely and cost-effective manner, and improve sales productivity. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income (loss), and non-GAAP earnings (loss) per share-diluted.  These non-GAAP results should not be considered as an alternative to gross margin, operating expenses, net income, earnings per share-diluted, or any other performance measure derived in accordance with GAAP.  We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income (loss), non-GAAP earnings (loss) per share-diluted are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operation performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of SFAS 123R.  We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R).

b)  Charges related to inventory obsolescence.  We recognized costs related to termination and discontinuance of a product.

c)  Restructuring charges.  We recognized costs related to internal restructuring and/or reductions of personnel resources consisting of expenses for severance and benefits for former Omnicell employees whose positions were eliminated in conjunction with the restructuring.

d)  Write off for suspended acquisition. We recognized certain costs related to a prior period suspended acquisition.

e)  The cumulative tax effect related to a change in accounting principle.  This refers to Omnicell’s presentation of our reconciliation of non-GAAP financial measures on a net of tax basis due to the adoption of SFAS 123R.

Management adjusts for the excluded items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why specific items are excluded from our non-GAAP financial measures:

a)  While stock-based compensation calculated in accordance with SFAS 123R constitutes an ongoing and recurring expense of Omnicell, it is not an expense which requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results.  In addition, stock-based compensation expense is significant in 2006 operating results, but it does not exist in 2005 operating results.  Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expenses to assist management and investors in evaluating period-over-period changes.

b)  We exclude costs related to the inventory obsolescence for the discontinued product, as management does not consider the costs to be reflective of ongoing operations in the current period.  In addition, management considers these costs to be non-recurring period-over-period.  Thus, our non-GAAP measurements are presented exclusive of these costs to assist management in evaluating core operating results and to assist investors in evaluating period-over-period changes.

c)  Associated with the modification and realignment of our internal cost structure and strategic emphasis on future growth opportunities, we recognized restructuring charges primarily related to severance costs and/or termination benefits for former Omnicell employees whose positions were eliminated.  These costs are excluded because management does not consider them reflective of the underlying ongoing core operating results of the period presented.  Further, management considers these costs to be non-recurring period-over-period. Thus, our non-GAAP measurements are presented exclusive of these costs to assist management in evaluating core operating results and to assist investors in evaluating period-over-period changes.

d)  Our non-GAAP financial measurements are presented exclusive of a write-off for suspended acquisitions.  The costs associated with the write-off are a function of prior period suspended acquisitions rather than the underlying core operating activities of this reporting period.  Management does not consider these charges for purposes of evaluating core operating results.  Further, management considers these costs to be non-recurring period-over-period.  Thus, our non-GAAP measurements are presented exclusive of these costs for purposes of management’s evaluation of core operating results and to assist investors in evaluating period-over-period changes.

e)  We present our reconciliation of non-GAAP financial measures on a net of tax basis because the exact tax differences related to the timing and deductibility of stock-based compensation, pursuant to the adoption of SFAS 123R, is dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options.  We analyze and measure operating results net of tax when evaluating core operating results because the tax effect related to stock-based compensation expenses is inconsistent in amount and frequency.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results.  In the future, we expect to incur expenses similar to the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

         — Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in  Omnicell’s GAAP results for the foreseeable future under SFAS 123R.

         — Other companies, including other companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company’s GAAP and non-GAAP financial results is set forth in the financial statements at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in the company’s SEC filings.

OMNICELL, INC.

RECONCILIATION OF SELECTED FINANCIAL DATA ADJUSTMENT

(In thousands, except per share data)

(unaudited)

	Quarter Ended March 31, 2006			Quarter Ended June 30, 2006
	As Previously		As	As Previously		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Total revenues	$33,913	$224	$34,137	$35,972	$284	$36,256
Gross profit	$18,429	$224	$18,653	$19,931	$284	$20,215
Income from operations	$509	$224	$733	$1,576	$284	$1,860
Net income	$792	$224	$1,016	$1,849	$284	$2,133
Net income per common share:			—			—
Basic	$0.03	$0.01	$0.04	$0.07	$0.01	$0.08
Diluted	$0.03	$0.01	$0.04	$0.06	$0.01	$0.07

	Quarter Ended September 30, 2006			Quarter Ended December 31, 2006
	As Previously		As	As Previously		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Total revenues	$40,930	$301	$41,231	$42,339	$747	$43,086
Gross profit	$22,230	$301	$22,531	$23,280	$842	$24,122
Income from operations	$2,616	$301	$2,917	$3,528	$218	$3,746
Net income	$2,815	$301	$3,116	$3,803	$297	$4,100
Net income per common share:			—			—
Basic	$0.10	$0.01	$0.11	$0.14	$0.01	$0.15
Diluted	$0.10	$0.01	$0.11	$0.13	$0.01	$0.14

SUMMARY OF UNAUDITED ADJUSTMENTS FOR THE YEAR ENDED DECEMBER 31, 2006 RESULTS

Revenues for the year ended December 31, 2006 are adjusted to $154.7 million compared to the originally reported $153.2 million, an increase of $1.6 million. Net income is adjusted to $10.4 million as compared to $9.3 million as previously reported, an increase of $1.1 million. Net income per share-diluted was adjusted to $0.36 as compared to $0.32 as previously reported, an adjustment of $0.04 per share.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(in thousands, except for per share data, unaudited)

	Three Months Ended
	December 31, 2006		December 31, 2005
	Net Income	Earnings per share- diluted	Net Income	Earnings per share-diluted
GAAP	$4,100	$0.14	$2,237	$0.08
Non-GAAP Adjustments:
SFAS No. 123(R) adjustment
Gross Margin	$315		—
Operating Expenses	$1,699		—
	2,014	$0.07	—	$0.00
Non-GAAP	$6,114	$0.20	$2,237	$0.08

	For the Year Ended
	December 31, 2006		December 31, 2005
	Net Income	Earnings per share- diluted	Net Income (loss)	Earnings (loss) per share- diluted
GAAP	$10,365	$0.36	$(2,074)	$(0.08)
Non-GAAP Adjustments:
SFAS No. 123(R) adjustment
Gross Margin	$1,143
Operating Expenses	$6,987
Inventory obsolescence due to product discontinuation
Gross Margin			1,100
Operating Expenses
Restructuring expenses
Gross Margin
Operating Expenses			1,500
Write off for suspended acquisitions
Gross Margin
Operating Expenses			600
	$8,130	$0.28	$3,200	$0.12
Non-GAAP	$18,495	$0.64	$1,126	$0.04